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                                                                   Exhibit 10.88

                           [U.S. Bancorp Letterhead]



March 29, 2001

New Century Financial Corporation
18400 Von Karman, Suite 1000
Irvine, California  92612
Attention:  Brad A. Morrice

         Re:  WAIVER OF RIGHTS REGARDING BOARD OF DIRECTORS

Gentlemen:

         This letter shall serve as notice under Section 12.8 of that certain Preferred Stock Purchase Agreement between New Century Financial Corporation ("New Century") and U.S. Bancorp, dated as of October 18, 1998 (the "Purchase Agreement").

         U.S. Bancorp hereby terminates its right to representation on the New Century Board of Directors granted under Sections 8.3(a) and (b) of the Purchase Agreement. This notice shall operate as a termination, rather than a waiver, of U.S. Bancorp's right, notwithstanding the provisions of Section 8.3(d) of the Purchase Agreement. U.S. Bancorp also hereby waives the obligations of New Century contained in Section 8.3(c) of the Purchase Agreement. From and after the date of this notice, the members of the Board of Directors of New Century who are currently serving at the request of U.S. Bancorp shall no longer serve as the designees of U.S. Bancorp.

                                       Sincerely,

                                       U.S. BANCORP



                                       By: /s/ Lee R. Mitau
                                           -------------------------
                                           Lee R. Mitau
                                           Executive Vice President and
                                           General Counsel


cc: Robert K. Cole